Exhibit 99.1

Cystic Fibrosis Foundation Makes Equity Investment in Armata Pharmaceuticals

Funds to be used to further advance development of lead candidate AP-PA02, which is being evaluated in a Phase 1b/2a clinical trial in Pseudomonas aeruginosa respiratory infections in CF patients

Innoviva, a significant Armata shareholder, also elected to participate

MARINA DEL REY, California, October 28, 2021 – Armata Pharmaceuticals, Inc. (NYSE American: ARMP) (“Armata,” “us,” “our,” or the “Company”), a biotechnology company focused on pathogen-specific bacteriophage therapeutics for antibiotic-resistant and difficult-to-treat bacterial infections, today announced that the company has received an equity investment from the Cystic Fibrosis Foundation (“CF Foundation”) with participation from Innoviva Strategic Opportunities LLC, a wholly-owned subsidiary of Innoviva, Inc. (collectively, “Innoviva”).

In accordance with the terms of the investment agreement, the CF Foundation has elected to make a $3.0 million equity investment in common stock of Armata. Innoviva, Armata’s majority shareholder, has also elected to invest $4.0 million at the same terms. Armata intends to register the shares to be issued in this financing within 120 days.

Armata is currently evaluating its lead clinical candidate, AP-PA02, in a Phase 1b/2a clinical trial (SWARM-P.a.) for chronic Pseudomonas aeruginosa respiratory infections in people with cystic fibrosis (“CF”). This investment follows a $5.0 million Therapeutics Development Award from the CF Foundation in March 2020.

“Difficult-to-treat pathogens such as Pseudomonas aeruginosa represent a significant source of morbidity and mortality among people with CF, highlighting the urgent need for more effective treatment alternatives,” stated Mina Pastagia, MD, MS, Vice President of Clinical Development at Armata. “AP-PA02 is a multi-phage cocktail directed against Pseudomonas aeruginosa that offers enhanced potency and aid in preventing the development of bacterial resistance. We look forward to results from the SWARM-P.a. study as we work to quickly and efficiently bring new therapeutic options to market.”

“We are pleased by this investment by the CF Foundation as we endeavor to develop new, innovative therapies for difficult-to-treat bacterial infections for cystic fibrosis,” stated Dr. Brian Varnum, Chief Executive Officer of Armata. “We could not ask for a better supporter of our research than the CF Foundation, and we look forward to continuing this mutually beneficial relationship.”

About Armata Pharmaceuticals, Inc.

Armata is a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using its proprietary bacteriophage-based technology. Armata is developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, Staphylococcus aureus, and other pathogens. In addition, in collaboration with Merck, known as MSD outside of the United States and Canada, Armata is developing proprietary synthetic phage candidates to target an undisclosed infectious disease agent. Armata is committed to advancing its bacteriophage-based technology with drug development expertise that spans bench to clinic including in-house phage specific GMP manufacturing.

Forward Looking Statements

This communication contains "forward-looking" statements, including, without limitation, statements related to Armata's bacteriophage development programs, Armata's ability to meet expected milestones, Armata's ability to be a leader in the development of phage-based therapeutics, and statements related to the timing and results of clinical trials, including the anticipated results of clinical trials of AP-PA02 and AP-SA02, and Armata's ability to develop new products based on bacteriophages and synthetic phages. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Armata's current expectations. Forward-looking statements involve risks and uncertainties. Armata's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the ability of Armata's lead clinical candidates, AP-PA02 and AP-SA02, to be more effective than previous candidates; Armata's ability to expedite development of AP-PA02; Armata's ability to advance its preclinical and clinical programs and the uncertain and time-consuming regulatory approval process; Armata's ability to develop products based on bacteriophages and synthetic phages to kill bacterial pathogens; the Company's expected market opportunity for its products; Armata's ability to sufficiently fund its operations as expected, including obtaining additional funding as needed; and any delays or adverse events within, or outside of, Armata's control, caused by the ongoing outbreak of COVID-19. Additional risks and uncertainties relating to Armata and its business can be found under the caption "Risk Factors" and elsewhere in Armata's filings and reports with the SEC, including in Armata's Annual Report on Form 10-K, filed with the SEC on March 18, 2021, and in its subsequent filings with the SEC.

Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

At Armata:

Steve Martin

Armata Pharmaceuticals, Inc.

ir@armatapharma.com

858-800-2492

Armata Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

212-915-2569